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                                                                     EXHIBIT 5.1



                  [Letterhead of Calfee, Halter & Griswold LLP]

                                November 27, 2002

RPM International Inc.
2628 Pearl Road
P.O. Box 777
Medina, Ohio 44258

         We are familiar with the proceedings taken and proposed to be taken by RPM International Inc., a Delaware corporation (the "Company"), with respect to shares of Common Stock, par value $0.01 per share (the "Shares"), of the Company to be offered and sold from time to time pursuant to the Company's 1989 Stock Option Plan, as amended (the "Plan"), which Shares were registered under the Securities Act of 1933, as amended (the "Securities Act"), by RPM, Inc., an Ohio corporation. In connection with a merger transaction for the purpose of changing RPM, Inc.'s state of incorporation to Delaware, the Company became the successor issuer to RPM, Inc. under the Securities Exchange Act of 1934, as amended, and pursuant to Rule 414 under the Securities Act, has expressly adopted the prior registration statement filed with the Securities and Exchange Commission (the "Commission") to register the Shares. As counsel for the Company, we have assisted in preparing a Post-Effective Amendment to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission in connection with the registration of the Shares under the Securities Act.

         In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable to render the opinion contained herein. Based upon our examination and inquiries, we are of the opinion that the Shares are duly authorized and, when offered and sold pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.

         Our opinion is limited solely to the laws of the State of Delaware.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.


                                              Very truly yours,

                                              /s/ Calfee, Halter & Griswold LLP

                                              CALFEE, HALTER & GRISWOLD LLP